Exhibit 99.1

U.S. Auto Parts Reports Third Quarter 2017 Results

CARSON, Calif. - October 30, 2017 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the third quarter ended September 30, 2017. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

Third Quarter 2017 Financial Summary vs. Year-Ago Quarter

•	Net sales increased to $73.8 million compared to $73.5 million.

•	Gross margin was 29.6% compared to 30.5%.

•	Net income increased to $0.9 million, or $0.02 per diluted share, compared to $0.4 million or $0.01 per diluted share.

•	Adjusted EBITDA (a non-GAAP measure defined below) increased 14% to $3.6 million compared to $3.1 million.

•	Ended the quarter with no revolver debt.

Third Quarter 2017 Operational Highlights vs. Year-Ago Quarter

•	Total online orders increased by 8% to 915,000 orders.

•	Conversion rate increased 10 basis points to 2.0%.

•	Customer acquisition cost reduced by 9% to $6.95.

Management Commentary
“The third quarter was underscored by our continued commitment to profitability, as reflected by the 14% increase in adjusted EBITDA despite modest revenue growth,” said Aaron Coleman, CEO of U.S. Auto Parts.

“Similar to last quarter, our lower-margin online marketplace channel has continued to outpace our e-commerce channel. We are addressing this channel dynamic by making the necessary investments to improve our e-commerce product landing pages, product discovery, checkout, mobile conversion and site speed, as well as optimizing the post-purchase consumer experience. As we look ahead to 2018, we will continue to focus on prudent cost management at the operating level, and expect the results of our e-commerce initiatives to further improve conversion, which can enable us to accelerate traffic acquisition going forward.”

Exhibit 99.1

Third Quarter 2017 Financial Results
Net sales in the third quarter of 2017 increased to $73.8 million compared to $73.5 million in the year-ago quarter. The increase was largely driven by a 41% increase in online marketplace sales to $26.8 million, partially offset by a 17% decrease in e-commerce sales.

Gross profit in the third quarter of 2017 was $21.9 million compared to $22.4 million in the year-ago quarter. As a percentage of net sales, gross profit was 29.6% compared to 30.5% . The anticipated decrease in gross margin was primarily driven by lower-margin channel mix and higher freight costs. The company continues to expect gross margin to range between 29-30% going forward.

Total operating expenses in the third quarter were reduced to $20.5 million compared to $21.7 million in the third quarter of last year. As a percentage of net sales, operating expenses decreased 180 basis points to 27.8% compared to 29.6% in the year ago quarter as a result of lower call center and marketing expenses.

Net income in the third quarter increased to $0.9 million, or $0.02 per diluted share, compared to $0.4 million or $0.01 per diluted share in the year-ago period.

Adjusted EBITDA in the third quarter of 2017 increased 14% to $3.6 million compared to $3.1 million in the year-ago quarter, driven by the aforementioned increase in online marketplace sales and prudent cost management.

At September 30, 2017, cash and cash equivalents totaled $6.7 million compared to $2.7 million at December 31, 2016. The company also continued to carry no revolver debt at September 30, 2017.

Key Operating Metrics

	Q3 2017	Q3 2016	Q2 2017
Conversion Rate [1]	2.0%	1.9%	2.0%
Customer Acquisition Cost [1]	$6.95	$7.61	$6.99
Unique Visitors (millions) [1]	23.1	28.4	24.7
Number of Orders - E-commerce only (thousands)	460	537	494
Number of Orders - Online Marketplace (thousands)	455	309	460
Total Number of Internet Orders (thousands)	915	846	954
Revenue Capture (% Sales) [2]	85.6%	84.7%	85.3%
Average Order Value - E-commerce only	$99	$103	$103
Average Order Value - Online Marketplace	$64	$68	$67
Average Order Value - Total Internet Orders	$82	$90	$85

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

2017 Outlook
U.S. Auto Parts continues to expect net sales to be up low to mid-single digits on a percentage basis compared to 2016.
The company also continues to expect net income to range between $27.0 million and $29.0 million, with adjusted EBITDA ranging between $13.0 million and $15.0 million.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the third quarter ended September 30, 2017.

The Company’s CEO Aaron Coleman and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Monday, October 30, 2017
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13669541

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through November 13, 2017.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13669541

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.AutoMD.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$73.81	$73.45	$234.85	$232.20
Gross profit	$21.88	22.37	$68.91	$70.60
	29.6%	30.5%	29.3%	30.4%
Operating expenses	$20.55	$21.73	$64.86	$66.49
	27.8%	29.6%	27.6%	28.6%
Income from operations	$1.33	$0.64	$4.05	$4.12
	1.8%	0.9%	1.7%	1.8%
Income from continuing operations	$0.92	$0.36	$28.65	$3.17
	1.2%	0.5%	12.2%	1.4%
Adjusted EBITDA	$3.58	$3.13	11.42	$11.50
	4.8%	4.3%	4.9%	5.0%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Income from continuing operations	$919	$358	$28,653	$3,168
Depreciation & amortization	1,620	1,611	4,890	4,711
Amortization of intangible assets	47	111	271	336
Interest expense, net	398	287	1,240	875
Taxes	28	(2)	(25,804)	87
EBITDA	$3,012	$2,365	$9,250	$9,177
Stock comp expense	$565	$764	$2,173	$2,321
Adjusted EBITDA	$3,577	$3,129	$11,423	$11,498

The table below reconciles the high and low ends of our projected range of net income to projected Adjusted EBITDA for the period presented (in thousands):

	Low End 52 Weeks Ending December 30, 2017	High End 52 Weeks Ending December 30, 2017

Income from continuing operations	$27,000	$29,000
Depreciation & amortization	6,500	6,500
Amortization of intangible assets	400	400
Interest expense, net	1,900	1,900
Taxes	(25,700)	(25,700)
EBITDA	$10,100	$12,100
Stock comp expense	$2,900	$2,900
Adjusted EBITDA	$13,000	$15,000

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$73,807	$73,452	$234,848	$232,197
Cost of sales (1)	51,930	51,081	165,940	161,593
Gross profit	21,877	22,371	68,908	70,604
Operating expenses:
Marketing	9,476	10,158	30,038	31,376
General and administrative	4,275	4,350	13,386	13,323
Fulfillment	5,584	5,596	17,595	17,292
Technology	1,163	1,517	3,572	4,158
Amortization of intangible assets	47	111	271	336
Total operating expenses	20,545	21,732	64,862	66,485
Income from operations	1,332	639	4,046	4,119
Other income (expense):
Other income, net	15	8	50	25
Interest expense	(400)	(291)	(1,247)	(889)
Total other expense, net	(385)	(283)	(1,197)	(864)
Income from continuing operations before income taxes	947	356	2,849	3,255
Income tax (benefit) provision	28	(2)	(25,804)	87
Income from continuing operations	919	358	28,653	3,168
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operations	—	(723)	(558)	(2,156)
Income tax (benefit) provision	—	(5)	1	(299)
Loss on discontinued operations	—	(718)	(559)	(1,857)
Net income	919	(360)	28,094	1,311
Other comprehensive income (loss):
Foreign currency translation adjustments	9	(16)	6	(29)
Total other comprehensive loss	9	(16)	6	(29)
Comprehensive income	$928	$(376)	$28,100	$1,282
Income from continuing operations per share:
Basic income from continuing operations per share	$0.02	$0.01	$0.81	$0.09
Diluted income from continuing operations per share	$0.02	$0.01	$0.72	$0.07
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	35,856	34,932	35,233	34,728
Shares used in computation of diluted income from continuing operations per share	39,485	34,932	39,858	39,923

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,673	$6,643
Short-term investments	7	30
Accounts receivable, net of allowances of $6 and $36 at September 30, 2017 and December 31, 2016, respectively	2,930	3,266
Inventory	53,719	50,904
Other current assets	3,015	2,815
Total current assets	66,344	63,658
Deferred income taxes	25,881	—
Property and equipment, net	15,179	16,478
Intangible assets, net	698	969
Other non-current assets	798	1,029
Total assets	$108,900	$82,134
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,320	$33,697
Accrued expenses	8,069	6,860
Current portion of capital leases payable	567	542
Customer deposits	3,153	3,718
Other current liabilities	2,395	1,972
Total current liabilities	51,504	46,789
Capital leases payable, net of current portion	9,325	9,770
Deferred income taxes	—	156
Other non-current liabilities	2,242	2,097
Total liabilities	63,071	58,812
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 and 4,150 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	3	4
Common stock, $0.001 par value; 100,000 shares authorized; 35,528 and 34,623 shares issued and outstanding at September 30, 2017 and December 31, 2016	37	35
Treasury stock	(5,167)	(1,376)
Additional paid-in capital	179,247	180,153
Accumulated other comprehensive income	563	557
Accumulated deficit	(128,854)	(156,520)
Total stockholders’ equity	45,829	22,853
Noncontrolling interest	—	469
Total equity	45,829	23,322
Total liabilities and stockholders’ equity	$108,900	$82,134

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 30, 2017	October 1, 2016
Operating activities
Net income	$28,094	$1,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,890	5,601
Amortization of intangible assets	271	361
Deferred income taxes	(25,881)	(299)
Share-based compensation expense	2,198	2,475
Stock awards issued for non-employee director service	7	6
Amortization of deferred financing costs	31	61
Gain from disposition of assets	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	336	245
Inventory	(2,815)	1,745
Other current assets	(361)	(751)
Other non-current assets	218	168
Accounts payable and accrued expenses	4,947	7,825
Other current liabilities	(121)	291
Other non-current liabilities	268	257
Net cash provided by operating activities	12,074	19,296
Investing activities
Additions to property and equipment	(3,672)	(4,570)
Proceeds from sale of property and equipment	39	—
Cash paid for intangible assets	—	(125)
Net cash used in investing activities	(3,633)	(4,695)
Financing activities
Borrowings from revolving loan payable	3,750	11,976
Payments made on revolving loan payable	(3,750)	(23,735)
Proceeds from stock options	258	734
Minority shareholder redemption	(2,485)	—
Payments on capital leases	(418)	(449)
Treasury stock repurchase	(3,823)	—
Statutory tax withholding payment for share-based compensation	(1,644)	(969)
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(169)	(61)
Net cash used in financing activities	(8,381)	(12,604)
Effect of exchange rate changes on cash	(30)	(29)
Net change in cash and cash equivalents	30	1,968
Cash and cash equivalents, beginning of period	6,643	5,537
Cash and cash equivalents, end of period	$6,673	$7,505
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$662	$1,050
Property acquired under capital lease	$—	$211
Unrealized (loss) gain on investments	—	(2)
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$62	$69
Cash paid during the period for interest	1,158	825